UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2025
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 25, 2025, Couchbase, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal fourth quarter and full fiscal year ended January 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Financial Officer

On February 25, 2025, the Company announced the resignation of Greg Henry as the Company’s Chief Financial Officer. Mr. Henry provided notice of this decision on February 19, 2025, effective on February 25, 2025. Mr. Henry will continue to serve as a non-executive, non-employee consultant through May 31, 2025. Mr. Henry’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.
On February 21, 2025, Mr. Henry signed a mutual separation agreement and release with the Company (the “Separation Agreement”) pursuant to which Mr. Henry will receive the full amount of executive bonus for fiscal 2025 less applicable taxes and withholdings and an extension of the post-termination exercise period for his vested stock options for two years from the day he ceases to be a service provider to the Company. Mr. Henry also signed a service provider agreement with the Company (the “Service Agreement”) pursuant to which Mr. Henry will provide consulting services through May 31, 2025. Vesting of Mr. Henry’s stock options and/or restricted stock units – but excluding the performance stock units granted January 26, 2022 and amended March 22, 2022 – will continue until the date Mr. Henry ceases to be a service provider to the Company. The Separation Agreement also includes a release of claims.
The above summary is not complete and is qualified in its entirety by the Separation Agreement and the Service Agreement, copies of which are expected to be filed as exhibits to our next Quarterly Report on Form 10-Q.

Appointment of Interim Principal Financial Officer
On February 21, 2025, the Board appointed William (“Bill”) Carey, our Chief Accounting Officer, as the Company’s principal accounting officer and interim principal financial officer effective February 26, 2025 while the Company searches for a permanent replacement.
Mr. Carey, 56 years old, has served as the Company’s Chief Accounting Officer since April 2023, and as Vice President, Corporate Controller since July 2019. Prior to joining the Company in 2019, Mr. Carey served as the Vice President of Finance of WideOrbit Inc., a software platform that helps media companies buy and sell advertising, from December 2015 to April 2019. Mr. Carey has also served in accounting and finance functions at Juniper Networks, Inc., a network technology provider, and other companies. Mr. Carey previously worked in audit and advisory services at Deloitte, a national auditing firm, from 1990 to 2003. Mr. Carey holds a B.A. in Accounting from North Carolina State University and is a C.P.A. (inactive). Overall, Mr. Carey has over 34 years’ experience in accounting and tax.
No family relationships exist between Mr. Carey and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Carey and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Carey has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There have been no changes to Mr. Carey’s compensation in connection with his appointment as the Company’s interim principal financial officer.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Couchbase, Inc. dated February 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUCHBASE, INC.

/s/ GREG HENRY
By:	Greg Henry
Title:	Chief Financial Officer (Principal Financial Officer)

Date: February 25, 2025